UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On December 5, 2016, Starwood Property Trust, Inc. (the “Company”) and its external manager, SPT Management, LLC (the “Manager”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule II of the Underwriting Agreement (collectively, the “Underwriters”) relating to the issuance and sale of 17,800,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 2,670,000 shares of Common Stock, which the Underwriters exercised in full on December 8, 2016.  The Company expects to receive net proceeds from the offering of approximately $448.1 million (including the net proceeds for the option shares) after deducting its estimated expenses.  The offering closed on December 9, 2016.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 5, 2016, among the Company, the Manager and the Underwriters
5.1	Opinion of Morrison & Foerster LLP regarding the legality of the shares
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2016	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 5, 2016, among the Company, the Manager and the Underwriters
5.1	Opinion of Morrison & Foerster LLP regarding the legality of the shares
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)